



                 As filed with the Securities and Exchange Commission on August 31, 1999
                                                                      Registration No. 33-_____________

                             SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C. 20549


                                       FORM S-8

                               REGISTRATION STATEMENT UNDER
                                THE SECURITIES ACT OF 1933

                                  LEVEL 8 SYSTEMS, INC.
-------------------------------------------------------------------------------------------------------
                   (Exact name of Registrant as specified in its charter)

DELAWARE                                                                         11-2920559
-------------------------------------------------------------------------------------------------------
(State or other jurisdiction of                                                      (I.R.S. Employer
incorporation or organization)                                                      Identification No.)

                     8000 REGENCY PARKWAY, CARY, NORTH CAROLINA  27511
-------------------------------------------------------------------------------------------------------
                      (Address of principal executive offices and zip code)

                                  LEVEL 8 SYSTEMS, INC.
                      1997 STOCK OPTION PLAN, AS AMENDED AND RESTATED
                                  (Full Title of the Plan)
-------------------------------------------------------------------------------------------------------

                                  DENNIS MCKINNIE, ESQ.
                SENIOR VICE PRESIDENT, CHIEF LEGAL AND ADMINISTRATIVE OFFICER
                                  LEVEL 8 SYSTEMS, INC.
                                   8000 REGENCY PARKWAY
                              CARY, NORTH CAROLINA  27511
-------------------------------------------------------------------------------------------------------
                       (Name and address of agent for service)

                                     (919) 380-5000
-------------------------------------------------------------------------------------------------------
               (Telephone number, including area code, of agent for service)

                             CALCULATION OF REGISTRATION FEE




                            Proposed     Proposed
Title of                    Maximum      Maximum
Securities     Amount       Offering     Aggregate       Amount of
to be          to be        Price        Offering        Registration
Registered     Registered   Per Share    Price           Fee
-------------  -----------  -----------  --------------  -------------

Common
Stock, $0.001    1,200,000  $ 9.6875(2)  $11,625,000(3)  $       3,232
par value        shares(1)
-------------  -----------  -----------  --------------  -------------



(1) Representing shares of the Registrant's common stock, $.001 par value per share (the "Common Stock"), that may be issued and sold by the Registrant in connection with the Level 8 Systems, Inc. 1997 Stock Option Plan, as Amended and Restated (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan. Pursuant to a separate Registration Statement on Form S-8 (Reg. No. 333-64637), the Registrant previously registered 1,400,000 shares of Common Stock not included in the above figure subject to issuance under the Plan.
(2) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market for August 4, 1999.
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8 (FILE NO. 333-64637)

     The  contents  of  the  Registration  Statement  on  Form  S-8 filed by the
Registrant on September 29, 1998       (File No. 333-64637) relating to the Plan
are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

ITEM  6.       INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Registrant's Certificate of Incorporation sets forth the extent to which the Registrant's directors and officers may be indemnified by the Registrant against the liabilities which they may incur in such capacities. Such indemnification is authorized by Section 145 of the General Corporation Law of Delaware, as amended from time to time ("Section 145"). The Registrant shall, to the extent permitted by Section 145, indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer or trustee of, or any similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom. Indemnification may include payment by the Registrant of expenses in defending any action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to the indemnification under the Registrant's Certificate of Incorporation, which undertaking may be accepted without reference to the financial ability of such person to make such repayment. The Registrant shall not indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Registrant. The indemnification rights provided in the Registrant's Certificate of Incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholder or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. The Registrant may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other persons or agents of the Registrant or other persons serving the Registrant and such rights may be equivalent to or greater or less than those set forth in the Registrant's Certificate of Incorporation.

     The Registrant maintains directors and officers liability policies covering claims made against its directors and officers for certain wrongful acts done in such capacities and providing reimbursement to the Registrant for its indemnification of its directors and officers in respect of such claims.

ITEM  8.  EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:



Exhibit
  No.                Description
-------------------  ---------------------------------------------------------------------------------------

5                    Opinion of counsel with respect to the securities being registered.*

23(a)                Consent of counsel (included in Exhibit 5).*

23(b)                Consent of PricewaterhouseCoopers, LLP, independent accountants.*

23(c)                Consent of Grant Thornton LLP.*

23(d)                Consent of Lurie, Besikof, Lapidus & Co., LLP.*

23 (e)               Consent of PricewaterhouseCoopers, LLP, to incorporation by reference Form 10-K of Seer
                     Technologies, Inc. for the year ended September 30, 1998.*

24                   Power of Attorney (see signature pages to this Registration Statement).*

*  Filed herewith.

     SIGNATURES
     ----------

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on this the 31st day of August, 1999.

                                   LEVEL  8  SYSTEMS,  INC.


                                   By:   /s/  Dennis  McKinnie
                                         ---------------------
                                        Dennis  McKinnie
                                        Senior  Vice  President, Chief Legal and
                                        Administrative  Officer


     POWER  OF  ATTORNEY
     -------------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Steven Dmiszewicki and Dennis McKinnie, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on August 31, 1999 by the following persons in the capacities indicated.


/s/  Arie  Kilman                   Chairman of the Board of Directors and
-----------------                   Chief Executive Officer
Arie  Kilman                        (Principal  Executive  Officer)


/s/  Steven  Dmiszewicki            President
------------------------
Steven  Dmiszewicki


/s/  Renee  Fulk                    Vice  President  -  Finance
----------------                    (Principal Financial and Accounting Officer)
Renee  Fulk


/s/  Samuel  Somech                 Director  and  Chairman  Emeritus
-------------------
Samuel  Somech


/s/  Robert  M.  Brill              Director
----------------------
Robert  M.  Brill


/s/  Michel  Berty                  Director
------------------
Michel  Berty


/s/  Theodore  Fine                 Director
-------------------
Theodore  Fine


/s/  Lenny  Recanati                Director
--------------------
Lenny  Recanati


/s/  Frank  J.  Klein               Director
---------------------
Frank  J.  Klein

     EXHIBIT  INDEX




Exhibit
  No.                Description
-------------------  ---------------------------------------------------------------------------------------

5                    Opinion of counsel with respect to the securities being registered.*

23(a)                Consent of counsel (included in Exhibit 5).*

23(b)                Consent of PricewaterhouseCoopers, LLP, independent accountants.*

23(c)                Consent of Grant Thornton LLP.*

23(d)                Consent of Lurie, Besikof, Lapidus & Co., LLP.*

23(e)                Consent of PricewaterhouseCoopers, LLP, to incorporation by reference Form 10-K of Seer
                     Technologies, Inc. for the year ended September 30, 1998.*

24                   Power of Attorney (see signature pages to this Registration Statement).*


*  Filed herewith.